UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2019

REPAY HOLDINGS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38531	98-1496050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 West Paces Ferry Road

Suite 200

Atlanta, GA 30305

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (404) 504-7474

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The NASDAQ Stock Market LLC
Warrants to purchase one Class A common stock	RPAYW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in the Current Report on Form 8-K filed by Repay Holdings Corporation (the “Company”) with the Securities and Exchange Commission (the “SEC”) on July 17, 2019, the Company’s Class A common stock and warrants began trading on The Nasdaq Stock Market (“Nasdaq”) on July 12, 2019 under the symbols “RPAY” and “RPAYW,” respectively. On July 24, 2019, pursuant to Nasdaq Listing Rule IM 5101-2, Nasdaq notified the Company that the Company’s warrants do not meet the minimum 400 round lot holder requirements for initial listing, as set forth in Nasdaq Listing Rule 5515(a)(4). As a result, Nasdaq has made the determination to delist the Company’s warrants.

The Company does not intend to appeal Nasdaq’s determination regarding the warrants. Accordingly, the warrants will be scheduled for delisting from Nasdaq and will be suspended at the opening of business on August 2, 2019, and a Form 25-NSE will be filed by Nasdaq with the SEC, which will remove the warrants from listing and registration on Nasdaq.

The terms of the warrants are not affected by the delisting, and the warrants may still be exercised in accordance with their terms to purchase shares of the Company’s Class A common stock.

The continued listing of the Company’s Class A common stock, which trades on Nasdaq under the ticker symbol “RPAY,” is also not affected by the delisting of the warrants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: July 26, 2019	By:	/s/ Timothy J. Murphy
Timothy J. Murphy
Chief Financial Officer

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